Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 14 to Form S-11 on Form S-3 No. 333-146341) of KBS Real Estate Investment Trust II, Inc. and in the related Prospectus of our report dated March 7, 2014, with respect to the consolidated financial statements and schedule of KBS Real Estate Investment Trust II, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Irvine, California
March 7, 2014